FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date  of  Report                 July 1, 2002
                   -------------------------------------------------------------



                         CardioTech International, Inc.
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             (Exact name of Registrant as specified in its charter)



          Massachusetts                    0-28034               04-3186647
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(State or other jurisdiction of     (Commission File No.)      (IRS Employer
       incorporation)                                        Identification No.)


              78 E Olympia Avenue, Woburn, Massachusetts          01801
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             (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code        (781) 933-4772
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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Item  4.          Change  in  Registrant's  Certifying  Accountants.
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On  July  1,  2002,  CardioTech  International,  Inc.  (the "Company"), with the approval of the Company's Audit Committee and Board of Directors, dismissed its independent accountants, Arthur Anderesen, LLP ("AA"). During the year ended March 31, 2002, and the subsequent interim period through July 1, 2002 (the date of AA's dismissal as the Company's independent accountants), (i) there were no disagreements with AA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused AA to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years and (ii) there were no "reportable events" as described in Items 304 of Regulation S-K. The independent accountant's report of AA on the Company's consolidated financial statements for the year ended March 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company, pursuant to the instruction and review of its audit committee, will interview other accounting firms to become its new independent public accountants. Upon selection of a new accounting firm by the Company's audit committee, the Company will promptly file the requisite information under Item 4 of Form 8-K disclosing the engagement of new independent accountants.


Item  7.          Financial  Statements  and  Exhibits.
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a.)               Exhibits.

                  Exhibit 16      Letter of Arthur Andersen, LLP.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CardioTech  International,  Inc.



                              By:  /s/  Michael Szycher
                                   --------------------
                                   Michael Szycher, PhD
                                   Chairman and CEO

     Date:  July 1, 2002
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